Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment to the Registration Statement No. 333-292779 on Form S-1 of our report dated September 26, 2025, (January 29, 2026, as to the effects of the reverse stock split as described in Note 13) relating to the financial statements of SpyGlass Pharma, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Costa Mesa, California
January 29, 2026